Exhibit 99.1

LML RECEIVES NOTIFICATION FROM NASDAQ

VANCOUVER, BC, September 17,  2009 —LML Payment Systems Inc. (the “Corporation”) (NASDAQ: LMLP) received written notification (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) on September 15, 2009 advising the Company that the closing bid price of the Company’s common stock (the “Common Stock”) for the previous 30 consecutive trading days had closed below the minimum $1.00 per share (the “Minimum Price Requirement”) required for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the “Rule”). The Notice has no effect on the listing of the Common Stock at this time. Pursuant to NASDAQ Marketplace Rule 5810(c)(3)(a), the Company has been provided an initial period of 180 calendar days, or until March 15, 2010, to regain compliance with the Minimum Price Requirement. The Notice further provides that the NASDAQ staff (the “Staff”) will provide written notification stating that the Company has achieved compliance with the Rule if at any time before March 15, 2010, the bid price of the Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, although, under certain circumstances, the Staff has the discretion to require compliance for a period in excess of 10 consecutive business days, but generally such extended period does not exceed 20 consecutive business days.

If the Company does not regain compliance with the Rule by March 15, 2010, NASDAQ will provide notice to the Company that the Common Stock is subject to delisting from the NASDAQ Capital Market.  If the Company receives such a letter, the Company will have an opportunity to appeal the determination to a NASDAQ Listing Qualification Panel.  Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for the NASDAQ Capital Market.  If it meets the initial listing criteria, the Staff will notify the Company that it has been granted an additional 180 calendar day compliance period.  If the Company does not regain compliance with the Rule by the end of such additional compliance period, the Staff will again provide written notice that the Common Stock will be delisted; the Company may appeal the Staff’s determination to a NASDAQ Listing Qualification Panel at such time.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiaries Beanstream Internet Commerce Inc. in Canada and LML Payment Systems Corp. in the U.S., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Corporation’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect the Corporation’s financial results is included in the Corporation’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Corporation undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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CONTACTS:

Patrick H. Gaines                                Investor Relations
CEO                                                      (800) 888-2260
(604) 689-4440